POWERING GROWTH DELIVERING VALUE Second Quarter 2021 Results August 5, 2021 1

Forward Looking Statements 2 This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project,” "anticipate," "goal," "seek," "strategy," "likely," "should," "will," "could," and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: the potential effects of the continued COVID-19 pandemic, including, but not limited to, demand for energy, economic growth, our employees and contractors, supply chain, expenses, capital markets, capital projects, operations and maintenance activities, uncollectable accounts, liquidity, cash flows, or other unpredictable events; our ability to manage capital expenditures and operations and maintenance costs while maintaining reliability and customer service levels; variations in demand for electricity, including those due to weather, seasonality, the general economy or social conditions, customer and sales growth (or decline), the effects of energy conservation measures and distributed generation, and technological advancements; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballot initiatives and regulation, including those relating to environmental requirements, regulatory and energy policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs through our rates and adjustor recovery mechanisms, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; the ability of APS to achieve its clean energy goals (including a goal by 2050 of 100% clean, carbon-free electricity) and, if these goals are achieved, the impact of such achievement on APS, its customers, and its business, financial condition and results of operations; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the direct or indirect effect on our facilities or business from cybersecurity threats or intrusions, data security breaches, terrorist attack, physical attack, severe storms, droughts, or other catastrophic events, such as fires, explosions, pandemic health events, or similar occurrences; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land- owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. Second Quarter 2021

EPS Variances Second Quarter 20213 1 Includes costs and offsetting operating revenues associated with renewable energy and demand side management programs, see slide 17 for more information. 2 Includes the deferral impacts of the Four Corners Selective Catalytic Reduction (SCR) equipment and Ocotillo Modernization Project (OMP), see slide 21 for more information. 3 The Effective Tax Rate is primarily impacted by the amortization of excess deferred taxes related to Federal Tax Reform, which is offset in Operating Revenue less Fuel and Purchased Power. 2Q 2020 2Q 2021 O&M1 & 2 $(0.07) $1.71 $1.91 Operating Revenue less Fuel and Purchased Power1 $0.26 Pension & OPEB Non- service Credits, net $0.09 Effective Tax Rate3 $0.01 Other, net2 $(0.04) D&A2 $(0.04) Other Taxes2 $(0.02) 2nd Quarter 2021 vs. 2nd Quarter 2020 Operating Revenue less Fuel and Purchased Power Sales/Usage Weather Other LFCR Transmission Federal Tax Reform3 $ $ $ $ $ 0.18 0.04 0.03 0.01 0.01 (0.01) Interest, net of AFUDC $0.01

Key Drivers & Guidance Second Quarter 20214 As of August 5, 2021 • Retail customer growth about 1.5-2.5% • Weather-normalized retail electricity sales growth of 1.0-2.0% on average1 2021 – 2023 Guidance 2021 Key Drivers • EPS guidance pending APS rate case conclusion • Retail customer growth about 1.5-2.5% • Weather-normalized retail electricity sales growth of 1.0%-2.0% • Transmission revenue • Operations and maintenance • Depreciation and amortization • Interest rates • AFUDC • Pension & OPEB 1 Excludes projected sales growth of large new manufacturing customers.

Long-Term Debt Maturity Profile Second Quarter 20215 ($MM) As of June 30, 2021 0 250 500 750 1,000 1,250 2021 2023 2025 2027 2029 2031 2033 2035 2037 2039 2041 2043 2045 2047 2049 APS Long-Term Debt PNW Long-Term Debt

Economic Development Second Quarter 20216 Arizona expected to add nearly 550,000 jobs between 2019 and 20291 Phoenix #1 among U.S. metros for new residents added in 20202 Phoenix's metro ranked 7th in the nation among large cities for its new business formation rate3 Phoenix metro ranked second in the nation for expected industrial space growth in 20214 Future Expansions Taiwan Semiconductor broke ground in 2021 and is expected to be operational by 2024. MLily selected Goodyear for their second U.S. factory. The nearly 650,000 square-foot facility is expected to add 424 new jobs and $33M in capital investment. UACJ Automotive Whitehall Industries selected Flagstaff for their fourth production plant. The planned $60M investment is expected to create an estimated 350 jobs. 1 Arizona Office of Economic Opportunity. 2 Redfin. February 4, 2021 3 Phoenix Business Journal. March 3, 2021 4 Phoenix Business Journal. April 14, 2021

7 Economic Indicators Annual Employment Growth Last Three Years1 Steady Housing Growth2 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 Single Family & Multifamily Housing Permits Maricopa County 20% CAGR 6,582 39,693 National Arizona (1)% 1% Second Quarter 2021 2Maricopa County population 4.5M, 62% of state population12018-2020

APS Capital Expenditures Second Quarter 20218 Capital expenditures will support our growing customer base and our transition to a cleaner generation mix. $146 $221 $181 $179 $612 $577 $556 $549 $169 $185 $181 $179 $136 $314 $392 $406 $199 $203 $190 $187 $1,262 $1,500 $1,500 $1,500 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 2020 2021 2022 2023 Traditional Generation Clean Generation Transmission Distribution Other • 2021–2023 as disclosed in the Second Quarter 2021 Form 10-Q. $ in millions PROJECTED

Rate Base Second Quarter 20219 $8.6 $10.6 $1.7 $2.3 2019 2020 2021 2022 2023 APS Rate Base Growth Year-End ACC FERC Total Approved Rate Base ACC FERC Rate Effective Date 8/19/2017 6/1/2021 Test Year Ended 12/31/20151, 2 12/31/2020 Rate Base $6.8B $1.8B Equity Layer 55.8% 51.6% Allowed ROE 10.0% 10.75% 1 Adjusted to include post test-year plant in service through 12/31/2016 2 On 10/31/19 APS filed an ACC general rate case with a proposed $8.9B rate base for an adjusted test year ended 6/30/19 79% 21% Generation & Distribution Transmission Rate base $ in billions, rounded APS’s revenues come from a regulated retail rate base and meaningful transmission business. Long-term Rate Base Guidance: ~6% Average Annual Growth PROJECTED

Operations & Maintenance Second Quarter 202110 795 859 808 841 63 74 48 45 $858 $933 $856 $886 2017 2018 2019 2020 PNW Consolidated ex RES/DSM Planned Fleet Outages 2 1 Excludes RES/DSM of $91 million in 2017, $104 million in 2018, $86 million in 2019, and $73 million in 2020. 2 $46 million of future O&M was pulled forward from future years to utilize above average weather benefit in 2020. $ in millions Goal is to keep O&M per kWh flat, adjusted for planned outages. 1

2021 Planned Outage Schedule Second Quarter 202111 Coal, Nuclear and Large Gas Planned Outages Q1 Q2 Q4 Plant Unit Estimated Duration in Days Plant Unit Estimated Duration in Days Plant Unit Estimated Duration in Days Four Corners* 4 47 Four Corners* 4 56 Palo Verde 2 30 Palo Verde 3 38 *Outage duration spans Q1-Q2. Number of days noted per quarter.

APPENDIX 12

Future Focus: Clean Energy Plan Second Quarter 202113 Clean Energy Commitments • 100% clean, carbon-free electricity by 2050 • 65% clean energy by 2030 with 45% renewable energy • End APS’s use of coal-fired generation by the end of 2031 A Clean Economic Future • Meet our responsibility to power Arizona and move toward a low-carbon economy • Guided by sound science to advance a healthy environment • Market-driven energy innovation and a strong Arizona economy are critical • Starting from an energy mix that is 50% clean which includes: renewables, energy efficiency and carbon-free, clean energy from Palo Verde Generating Station APS Clean Energy Commitment | Clean Energy Pathway

Resource Planning Second Quarter 202114 Storage Contracted • 201 MW located on eight APS solar plant sites • Utility owned • Expected in service 2022 and 2023 Wind Contracted • 20-year PPA for 200 MW of wind resources • Re-power of existing wind facility • Expected in service in 2021 Demand Response Contracted • 5-year term beginning June 1, 2021 • 60 MW year 1 and 75 MW per year after • Up to 18 events per season (June-Sept) All-Source RFP • 600-800 MW renewable energy • 400-600 MW peaking capacity • Accepting proposals for utility ownership and PPA projects • To be in service in 2023 and 2024 Procurement Activities

Credit Ratings & Metrics Second Quarter 202115 Source: Standard & Poor’s APS Pinnacle West Corporate Credit Ratings1 Moody’s A2 A3 S&P A- A- Fitch A- A- Senior Unsecured1 Moody’s A2 A3 S&P A- BBB+ Fitch A A- S&P rates the outlooks for APS and Pinnacle West as Stable. Fitch & Moody’s rate the outlooks for both as Negative. 1 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. S&P Credit Metrics TME 3/31/21 APS FFO/Debt 21.0% Debt/EBITDA 4.0x Debt/Capitalization 50.5% Pinnacle West FFO/Debt 19.4% Debt/EBITDA 4.4x Debt/Capitalization 55.2%

4 33 $(35) $(25) $(15) $(5) $5 $15 $25 $35 $45 $55 Q1 Q2 Q3 Q4 Gross Margin Effects of Weather Second Quarter 202116 Variances vs. Normal$ in millions pretax 2021 $38 Million All periods recalculated to current 10-year rolling average (2009 – 2018). Numbers may not foot due to rounding.

Renewable Energy & Demand Side Management Expenses1 Second Quarter 202117 $7 $3 $6 $9 $7 $6 $11 $12 $14 $11 $11 $12 $0 $10 $20 Q1 Q2 Q3 Q4 Q1 Q2 Demand Side Management Renewable Energy 2020 $73 Million 1 Renewable energy and demand side management expenses are offset by adjustment mechanisms. 2021 $36 Million

Residential PV Applications1 Second Quarter 202118 1Monthly data equals applications received minus cancelled applications. As of June 30, 2021 approximately 127,040 residential grid-tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 1,054 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site but are not included in the chart above Residential DG (MWdc) Annual Additions 0 500 1,000 1,500 2,000 2,500 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2018 Applications 2019 Applications 2020 Applications 2021 Applications 133 122 139 84 2018 2019 2020 2021

Regulatory 2021 Key Dates Second Quarter 202119 ACC Key Dates / Docket # Q1 Q2 Q3 Q4 Power Supply Adjustor (PSA): E-01345A-16-0036 Approved March 24 50% Effective April 1 50% Effective November 1 Lost Fixed Cost Recovery: E-01345A-16-0036 Filed Feb 15 Increase denied April 13 Transmission Cost Adjustor: E-01345A-16-0036 Filed May 15 Effective Jun 1 2021 DSM/EE Implementation Plan: E-01345A-20-0151 Effective July 15 2021 RES Implementation Plan: E-01345A-20-0199 Effective July 1 2019 Rate Case: E-01345A-19-0236 Hearing Ended March 3 Briefs Filed April 6, 30 Resource Planning and Procurement: E-00000V-19-0034 Workshops March 15 and 18 Resource Comparison Proxy (RCP): E-01345A-20-0113 Effective October 1 Possible Modification to Commission’s Energy Rules: RU-00000A-18-0284 Preliminary Approval May 26 Proposed Termination of Service Rule Modifications: RU-00000A-19-0132 March 23 Open Meeting Preliminary Approval April 14

2019 Rate Case Rebuttal Testimony

Filed November 6, 2020 | Docket Number: E-01345A-19-0236
Additional details, including filing, can be found at http://www.pinnaclewest.com/investors

Rebuttal Testimony Highlights	
Advanced Energy Mechanism (AEM)	• Recover clean energy investments • Could replace the Demand-Side Management Adjustment Clause, Renewable Energy Standard surcharge and Lost Fixed Cost Recovery mechanism by combining into one adjustor mechanism
Coal Community Transition (Four Corners)	• $100M over 10 years for a sustainable transition to a post-coal economy; 100% recoverable through rates • $1.25M over 5 years to fund an economic development organization; not recoverable through rates • $10M over 10 years to facilitate electrification of the Navajo Nation; 50% recoverable through rates • $2.5M per year in transmission revenue sharing starting after plant closure through 2038; not recoverable through rates • RFPs to solicit 600 MW of renewable energy to be sited on or near the Navajo Nation, projects pending ACC approval
Revenue Requirement Increase	• $169 million; reduction of $15 million from original request of $184 million
ROE/Fair Value Increment	• 10% and 0.8% (reflects current authorized amounts)
Rate Design	• Simplify with 3 rate options for non-solar customers (Flat, TOU, TOU with Demand)
Customer Outreach	• Formal, data/research driven customer experience strategy • Internal customer experience council and annual customer improvement workplans • Voice of the Customer program to capture customer research and insights

20 | Second Quarter 2021

PINNACLE WEST CAPITAL CORPORATION

Key Financials Second Quarter 202121 Test year ended June 30, 2019 Total Rate Base - Adjusted $11.2 Billion ACC Rate Base - Adjusted $8.9 Billion Allowed Return on Equity 10.0% Capital Structure Long-term debt 45.3% Common equity 54.7% Base Fuel Rate (¢/kWh) 3.1451 Post-test year plant period 12 months Overview of Rate Increase ($ in Millions) Total stated base rate increase (inclusive of existing adjustor transfers) $ 41 1.2% Plus: Transfer to base rates of various adjustors already in effect $ 115 3.5% Plus: Coal Community Transition funding through the AEM $ 13 0.4% Net Customer Bill Impact $ 169 5.1% Rebuttal Testimony SCR and Ocotillo Cost Deferrals $ in Millions Q2 2021 Q2 2020 Operating Cost Deferral Impacts: Depreciation and Amortization $6 $7 Operations and Maintenance $(1) $(0) Taxes Other Than Income Taxes $(3) $(3) Debt Return Deferral Impacts: Interest Charges $(10) $(11) Other Income $10 $11 See Note 4, Regulatory Matters, in Form 10-Q for the period ended June 30, 2021 for additional information related to the SCR and Ocotillo Modernization Project cost deferrals.

Customer Bill Impact = Net Base Rate Increase + Net Adjustor Changes Dollars (millions) Bill Impact Total Revenue Deficiency in APS’s Application $184 5.6% Base Rate Changes Net adjustments $(28) (0.9)% TEAM $(119) (3.6)% All other adjustor mechanisms $4 0.1% Rebuttal Net Base Rate Request $41 1.2% Adjustor Changes Removal of TEAM credit $119 3.6% Transfer of all other adjustor mechanisms to base rates $(4) (0.1)% Advanced Energy Mechanism $13 0.4% Net Adjustor Mechanism Changes $128 3.9% Total Rebuttal Revenue Requirement Increase and Bill Impact $169 5.1% APS Rebuttal Testimony | Revenue Requirement 22 Revenue Requirement Increase $110M of existing costs offset the revenue increase 1 $169M New revenue 1 $110M includes costs related to depreciation rate changes, Four Corners SCR and Ocotillo Modernization project deferred costs and deferral amortization. Second Quarter 2021

APS (Rebuttal) ACC Staff (Surrebuttal) RUCO (Surrebuttal) ALJ (ROO) Total Revenue Increase (Base Rate and Adjustors) ($MM) $169 5.1% $59.8 1.8% $(50.0) (1.5)% $3.6 0.1% Base Rate Increase ($MM) $41 $(55.2) $(165.0) $(111.4) ROE 10.00% 9.40% 8.70% 9.16% Return on Fair Value Increment 0.80% Alt 1: 0.00% Alt 2: 0.30% (Alt 2 recommended) 0.00% Implied 0.05% Weighted Average Cost of Capital / Rate of Return on FVRB 7.33% / 5.51% 7.00% / 5.14% 6.62% / 4.68% 6.87% / 4.95% Base Fuel Rate (¢/kWh) 3.1451 3.1451 Not addressed 3.1451 Post-Test Year Plant 12 Months 12 Months 12 months, reduces amount by over 20% 12 months SCRs and Deferral Include both Include both Disallow both, pending further review Disallow both OMP and Deferral Include both Include both Include both Include asset; debt return on deferral Capital Structure 54.7% / 45.3% 54.7% / 45.3% 54.7% / 45.3% 54.7% / 45.3% Summary of Rate Case Recommendations Second Quarter 202123

Recommended Opinion and Order Estimated Impacts Second Quarter 202124 Net Income • ROO, if approved, could decrease annual net income up to about $90 million Four Corners SCR Investment • As of June 30, 2021 SCR deferral balance was approximately $75 million1 • As of June 30, 2021 the SCR net book value was approximately $320 million1 1 Net of accumulated deferred income tax.

APS Rate Case Procedural Schedule Second Quarter 202125 Arizona Public Service Company Docket #E-01345A-19-0236 • Application Filed (October 31, 2019) • Staff/Intervenor Direct Testimony (October 2, 2020) • Staff/Intervenor Direct Testimony (Rate Design) (October 9, 2020) • APS Rebuttal Testimony (November 6, 2020) • Staff/Intervenor Surrebuttal Testimony (December 4, 2020) • APS Rejoinder Testimony (December 22, 2020) • Hearing Ended (March 3, 2021) • Initial Briefs (April 6, 2021) • Reply Briefs (April 30, 2021)

Consolidated Statistics

	3 Months Ended June 30, 2021	2020	Incr (Decr)	6 Months Ended June 30, 2021	2020	Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)						
Retail						
Residential	$ 532	$ 515	$ 17	$ 873	$ 840	$ 32
Business	421	381	40	736	684	51
Total Retail	953	896	56	1,608	1,525	84
Sales for Resale (Wholesale)	18	16	2	36	31	5
Transmission for Others	23	15	8	42	31	11
Other Miscellaneous Services	7	3	4	11	6	6
Total Operating Revenues	$ 1,000	$ 930	$ 71	$ 1,697	$ 1,592	$ 105
ELECTRIC SALES (GWH)						
Retail						
Residential	3,799	3,670	129	6,380	6,180	200
Business	3,833	3,489	345	6,991	6,650	341
Total Retail Sales	7,632	7,159	474	13,371	12,830	541
Sales for Resale (Wholesale)	474	796	(322)	1,109	1,602	(494)
Total Electric Sales	8,107	7,954	152	14,480	14,432	47
RETAIL SALES (GWH) - WEATHER NORMALIZED						
Residential	3,534	3,488	46	6,069	5,968	101
Business	3,767	3,418	349	6,934	6,614	320
Total Retail Sales	7,301	6,907	395	13,003	12,582	421
Retail sales (GWH) (% over prior year)	5.7%	(0.7)%		3.3%	0.5%	
AVERAGE ELECTRIC CUSTOMERS						
Retail Customers						
Residential	1,172,488	1,145,060	27,428	1,171,410	1,144,899	26,511
Business	140,024	138,101	1,923	139,762	138,062	1,700
Total Retail	1,312,512	1,283,161	29,351	1,311,172	1,282,961	28,211
Wholesale Customers	46	44	2	43	45	(2)
Total Customers	1,312,558	1,283,205	29,353	1,311,215	1,283,006	28,209
Total Customer Growth (% over prior year)	2.3%	2.4%		2.2%	2.3%	
RETAIL USAGE - WEATHER NORMALIZED (KWh/Average Customer)						
Residential	3,014	3,047	(32)	5,181	5,213	(32)
Business	26,901	24,751	2,150	49,612	47,905	1,707

Numbers may not foot due to rounding.

26 Second Quarter 2021

PINNACLE WEST CAPITAL CORPORATION

Consolidated Statistics

	3 Months Ended June 30, 2021	3 Months Ended June 30, 2020	3 Months Incr (Decr)	6 Months Ended June 30, 2021	6 Months Ended June 30, 2020	6 Months Incr (Decr)
ENERGY SOURCES (GWH)						
Generation Production						
Nuclear	2,079	2,217	(139)	4,538	4,622	(84)
Coal	1,205	1,250	(45)	2,545	2,657	(112)
Gas, Oil and Other	2,661	2,722	(61)	4,588	4,804	(216)
Renewables	200	180	20	337	294	43
Total Generation Production	6,145	6,369	(224)	12,007	12,377	(369)
Purchased Power			-			
Conventional	1,451	1,103	348	1,668	1,315	353
Resales	137	99	38	140	105	35
Renewables	642	690	(48)	1,177	1,226	(48)
Total Purchased Power	2,230	1,893	338	2,985	2,646	340
Total Energy Sources	8,375	8,262	113	14,993	15,022	(30)
POWER PLANT PERFORMANCE						
Capacity Factors - Owned						
Nuclear	83%	89%	(6)%	91%	92%	(1)%
Coal	33%	42%	(9)%	35%	45%	(10)%
Gas, Oil and Other	34%	33%	1%	29%	29%	1%
Solar	40%	36%	4%	34%	30%	5%
System Average	42%	45%	(2)%	42%	43%	(2)%

	3 Months Ended June 30, 2021	3 Months Ended June 30, 2020	3 Months Incr (Decr)	6 Months Ended June 30, 2021	6 Months Ended June 30, 2020	6 Months Incr (Decr)
WEATHER INDICATORS - RESIDENTIAL						
Actual						
Cooling Degree-Days	575	560	15	575	560	15
Heating Degree-Days	-	3	(3)	506	528	(22)
Average Humidity	15%	15%	(1)%	15%	15%	(1)%
10-Year Averages (2009 - 2018)						
Cooling Degree-Days	497	497	-	497	497	-
Heating Degree-Days	9	9		424	424	-
Average Humidity	17%	17%	-	0%	0%	-

27 Second Quarter 2021 Numbers may not foot due to rounding.

PINNACLE WEST CAPITAL CORPORATION